Exhibit 99.4

CONSENT OF UBS SECURITIES LLC

We hereby consent to the use of our opinion letter dated November 12, 2013 to the Board of Directors of Health Management Associates, Inc. (“HMA”) included as Annex E to the Proxy Statement/Prospectus which forms a part of Amendment No. 1 to the Registration Statement on Form S-4, Registration Number 333-191339, relating to the proposed merger of HMA and Community Health Systems, Inc. (the “Registration Statement”), and references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “Experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

New York, New York

November 18, 2013

/s/ UBS Securities LLC
UBS SECURITIES LLC